UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2013

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders.

On May 21, 2013, AAON, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected each of the nominees listed below to the Company’s Board of Directors to serve until the 2016 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

The following is a summary of the votes cast, as well as the number of abstentions and broker non-votes, with respect to each nominee for director:

Nominees:	Votes For	Votes Against	Abstentions	Broker Non-Votes

Paul K. Lackey, Jr.	15,468,924	3,674,453	7,584	0

A.H. McElroy II	18,653,266	490,111	7,584	0

Item 8.01           Other Events.

The Company announced on May 22, 2013, that its Board of Directors has declared a three-for-two stock split of the Company’s common stock to be paid in the form of a stock dividend on July 2, 2013.  Stockholders of record on June 13, 2013 will receive one additional share for every two shares they hold as of that date.  Cash will be paid in lieu of fractional shares.

The Company also announced the amount of the Company’s semi-annual cash dividend has been increased by 25% to $0.10 per share (or $.20 annually), post split.  The next dividend also will be paid to shareholders of record as of June 13, 2013, with a payment date of July 2, 2013.

Item 9.01           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press release dated May 22, 2013 related to the stock split and semi-annual dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date: May 22, 2013	By:	/s/ John B. Johnson, Jr.
John B. Johnson, Jr., Secretary